                                                                    Exhibit 99.1



                                                     Contact: Dime
                                                     William S. Burns
                                                            (212) 326-6170





FOR IMMEDIATE RELEASE


                       DIME BANCORP ANNOUNCES 34% INCREASE
                           IN SECOND QUARTER EARNINGS

         New York, NY - July 19, 2001 - Dime Bancorp, Inc. (NYSE: DME) today announced net income, before special charges, of $89.2 million for the second quarter of 2001, up 33.9% from $66.6 million earned during the second quarter a year ago and up 9.4% from $81.5 million earned in the 2001 first quarter. Diluted earnings per share, before special charges, were $0.73 for the 2001 second quarter, up 21.7% from $0.60 earned in the same quarter last year, and up 9.0% from $0.67 for the 2001 first quarter.

         Before special charges, return on average assets was 1.32% versus 1.09% a year ago and 1.28% in the first quarter of 2001, while return on average equity reached 20.31% versus 17.14% for the prior year's quarter and 18.84% in the first quarter of 2001.

         Tony Terracciano, Dime's Chairman, said, "Our strong financial performance reflects the exceptional value of this franchise and the attractiveness of our platform to Washington Mutual, a premier national financial services company."

         Larry Toal, Dime's Chief Executive Officer, noted, "We had an excellent quarter on all fronts. Residential loan production continued at record levels, our net interest margin expanded significantly, productivity and loan mix improved and asset quality remained sound."

         Special charges were $1.4 million after taxes in the second quarter of 2001, reflecting primarily the accelerated vesting of certain restricted stock upon Dime's entering into the merger agreement with Washington Mutual, Inc. on June 25, 2001. After-tax special charges incurred during the second quarter a year ago were $32.2 million relating to a hostile takeover attempt and the termination of a merger. No special charges were incurred during the first quarter of 2001.

         Net income, on a reported basis, for the second quarter of 2001 was $87.8 million, or $0.72 per diluted share, versus $34.4 million, or $0.31 per diluted share, for the 2000 second quarter and $81.5 million, or $0.67 per diluted share, for the 2001 first quarter.

         Diluted cash earnings per share, before special charges, were $0.78 for the second quarter of 2001, $0.66 for the second quarter of 2000, and $0.72 for the first quarter of 2001. Cash return on average tangible assets, before special charges, was 1.44% for the second quarter of 2001, 1.22% for the second quarter of 2000, and 1.40% for the first quarter of 2001. Cash return on average tangible stockholders' equity, before special charges, was 30.17% for the second quarter of 2001, 28.31% for the second quarter of 2000, and 28.51% for the first quarter of 2001.

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income increased to $176.2 million in the second quarter of 2001, up 12.8% from $156.1 million in the second quarter of 2000 and 11.3% from $158.4 million in the first quarter of 2001. The increases versus the prior periods resulted largely from a wider net interest margin and, to a lesser extent, higher levels of interest-earning assets, primarily loans held for sale.

         The net interest margin for the 2001 second quarter was 2.95%, up 7 basis points versus 2.88% in the 2000 second quarter, and up 17 basis points from 2.78% in the 2001 first quarter. Dime's interest rate spread was 3.07%, 2.99%, and 2.89% in the second quarter of 2001, the second quarter of 2000, and the first quarter of 2001, respectively. The 2001 second quarter net interest margin and spread benefited from a positively sloped yield curve, lower rates paid on borrowings and deposits (which occurred on a lagged basis during a period of declining interest rates), and an improved asset/liability mix.


NON-INTEREST INCOME

         Non-interest income in the 2001 second quarter totaled $191.9 million, up 43.9% from $133.4 million in the 2000 second quarter but down 9.9% from $213.0 million in the first quarter of 2001. The increase in 2001 second quarter non-interest income versus the prior-year quarter primarily reflected substantially higher residential loan production, which resulted in higher gains on the sale of loans as well as higher loan production fees. The decline in second quarter non-interest income versus the sequential quarter was primarily the result of the implementation of a new accounting principle (SFAS No. 133) in the first quarter of 2001, offset partially by higher levels of residential loan production. Had the new accounting rule been in effect in 2000, net gains on sales and related activities would have been $29.5 million lower in the first quarter 2001. Net gains on sales and related activities were $73.2 million in the 2001 second quarter, $30.5 million in the second quarter of 2000, and $71.0 million (adjusted to exclude the above-mentioned one-time effect of implementing SFAS No. 133) in the 2001 first quarter.


NON-INTEREST EXPENSE

         General and administrative expenses were $150.5 million in the 2001 second quarter, compared with $139.1 million in the 2000 second quarter and $142.9 million in the 2001 first quarter. The increases versus prior periods were due primarily to higher variable expenses associated with increased residential loan production at Dime's mortgage banking subsidiary, North American Mortgage Company. Excluding the mortgage business, general and administrative expenses were down versus both the prior year and sequential quarters, a result of the implementation of an expense reduction initiative announced in September 2000.

         Amortization and valuation adjustments of mortgage servicing assets and related hedging activities was $62.2 million in the 2001 second quarter versus $31.0 million in the 2000 second quarter and $62.6 million in the 2001 first quarter. The current quarter versus prior periods was marked by significantly higher levels of mortgage servicing assets amortization resulting from increases in actual prepayment rates. The 2001 first quarter included a charge of $14.8 million against the value of mortgage servicing assets, net of related hedges, resulting from a sharp decline in interest rates during that quarter.

         The efficiency ratio for the 2001 second quarter was 40.88% compared with 48.03% in the year-ago quarter and 38.48% for the 2001 first quarter.

LOANS RECEIVABLE, SERVICING AND ORIGINATIONS

         At June 30, 2001, Dime's loans receivable portfolio totaled $16.2 billion, compared with $16.0 billion a year ago and $16.3 billion at March 31, 2001. Non-residential loans receivable (i.e., commercial real estate, consumer, and business loans) represented 52.6% of total loans receivable at June 30, 2001, up from 49.0% at June 30, 2000 and 51.7% at March 31, 2001.

         At June 30, 2001, Dime serviced $49.2 billion of loans for others, substantially all of which were residential real estate loans. This compares with $41.1 billion at June 30, 2000 and $45.0 billion at March 31, 2001. Excluding loans being subserviced, the weighted average note rate of residential loans serviced for others was 7.31% at June 30, 2001, compared with 7.30% at June 30, 2000 and 7.38% at March 31, 2001.

         During the second quarter of 2001, Dime's mortgage banking business generated a quarterly record, with $12.4 billion in originations. Residential mortgage originations totaled $4.9 billion for the second quarter of 2000 and $9.5 billion for the first quarter of 2001.

         The residential mortgage pipeline was $14.0 billion at June 30, 2001, compared with $7.0 billion at June 30, 2000 and $14.8 billion at March 31, 2001.


ASSET QUALITY

         The allowance for loan losses was $150.3 million at June 30, 2001 versus $143.4 million at June 30, 2000 and $147.2 million at March 31, 2001. As a percentage of nonaccrual loans, the allowance for loan losses was 242.3%, 217.9%, and 243.7% at June 30, 2001, June 30, 2000 and March 31, 2001,
respectively. As a percentage of total loans receivable, the allowance for loan losses was 0.93%, 0.90%, and 0.90% at June 30, 2001, June 30, 2000 and March 31,
2001, respectively.

         At June 30, 2001, nonperforming assets were $72.4 million, or 0.27% of total assets, compared with $84.1 million, or 0.33% of total assets, at June 30, 2000 and $70.6 million, or 0.26% of total assets, at March 31, 2001.

         Net charge-offs were $7.9 million in the 2001 second quarter, compared with $6.1 million in the 2000 second quarter and $14.2 million in the 2001 first quarter.

         The provision for loan losses recorded during the 2001 second quarter was $11.0 million, exceeding net charge-offs by $3.1 million. The excess of provision for loan losses over net charge-offs was $0.9 million in the second quarter of 2000 and $2.8 million in the first quarter of 2001.


         At June 30, 2001, Dime had assets of $27.0 billion and deposits of $14.6 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

         On June 25, 2001, Dime entered into an Agreement and Plan of Merger with Washington Mutual, Inc. The transaction, which is subject to Dime shareholder and regulatory approvals, is currently scheduled to close early in the first quarter of 2002.

         Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include litigation, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions.

         Dime believes that "operating earnings," "cash operating earnings," "earnings data before special charges" and "cash earnings data before special charges" information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although they are not currently a required basis for reporting financial results under generally accepted accounting principles.


                                      # # #

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)

                                                                                                                       AT OR FOR
                                                            AT OR FOR THE THREE MONTHS ENDED                    THE SIX MONTHS ENDED
                                                      --------------------------------------------------------  --------------------
                                                      June 30,    March 31,   Dec. 31,   Sept. 30,    June 30,  June 30,    June 30,
                                                        2001        2001       2000         2000        2000        2001        2000
                                                      --------    --------   --------   ---------     --------  --------    --------
REPORTED BASIS
Net income (loss) (in thousands)                      $87,831     $81,524    $71,476    $ (16,539)    $34,443   $169,355    $99,716
Basic earnings (loss) per common share                   0.77        0.71       0.65        (0.16)       0.31       1.47       0.90
Diluted earnings (loss) per common share                 0.72        0.67       0.58        (0.16)       0.31       1.39       0.90
Return on average assets                                 1.30%       1.28%      1.14%          NM%       0.56%      1.29%      0.83%
Return on average stockholders' equity                  20.00       18.84      16.13           NM        8.86      19.42      12.92

EARNINGS DATA BEFORE SPECIAL CHARGES (1)
Net income (loss) as reported (in thousands)          $87,831     $81,524    $71,476    $ (16,539)    $34,443   $169,355    $99,716
Special charges, net of income taxes (in thousands)     1,376          --        982       85,920      32,173      1,376     32,173
                                                      --------    --------   --------   ---------     --------  --------    --------
Net income before special charges (in thousands)      $89,207     $81,524    $72,458      $69,381     $66,616   $170,731   $131,889
                                                      ========    ========   ========   =========     ========  ========    ========
Basic earnings per common share                          0.78        0.71       0.66         0.63        0.60       1.48       1.19
Diluted earnings per common share                        0.73        0.67       0.59         0.59        0.60       1.40       1.19
Return on average assets                                 1.32%       1.28%      1.16%        1.10%       1.09%      1.30%      1.10%
Return on average stockholders' equity                  20.31       18.84      16.35        16.09       17.14      19.58      17.09
Non-interest income to total revenues                   52.14       57.36      48.89        47.16       46.07      54.76      46.17
Efficiency ratio                                        40.88       38.48      45.93        47.85       48.03      39.67      48.56

CASH EARNINGS DATA BEFORE SPECIAL CHARGES (2)
Cash earnings before special charges (in thousands)   $95,468     $87,787    $78,818      $75,457     $73,040   $183,255   $144,709
Basic earnings per common share                          0.83        0.76       0.72         0.68        0.66       1.59       1.31
Diluted earnings per common share                        0.78        0.72       0.64         0.64        0.66       1.50       1.30
Return on average tangible assets                        1.44%       1.40%      1.28%        1.22%       1.22%      1.42%      1.24%
Return on average tangible stockholders' equity         30.17       28.51      24.91        24.96       28.31      29.35      28.45

ASSET QUALITY (DOLLARS IN THOUSANDS)
Non-performing assets:
   Non-accrual loans                                  $62,048     $60,406    $67,163      $73,958     $65,829    $62,048    $65,829
   Other real estate owned, net                        10,394      10,232     20,372       17,331      18,272     10,394     18,272
                                                      --------    --------   --------   ---------     --------  --------    --------
Total non-performing assets                           $72,442     $70,638    $87,535      $91,289     $84,101    $72,442    $84,101
                                                      ========    ========   ========   =========     ========  ========    ========
Non-performing assets to total assets                    0.27%       0.26%      0.34%        0.36%       0.33%      0.27%      0.33%
Non-accrual loans to loans receivable                    0.38        0.37       0.41         0.46        0.41       0.38       0.41
Allowance for loan losses                            $150,337    $147,210   $144,362     $146,655    $143,432   $150,337   $143,432
Allowance for loan losses to:
   Loans receivable                                      0.93%       0.90%      0.89%        0.91%       0.90%      0.93%      0.90%
   Non-accrual loans                                   242.29      243.70     214.94       198.29      217.89     242.29     217.89

CAPITAL RATIOS
Total stockholders' equity to total assets               6.78%       6.35%      6.71%        7.08%       6.18%      6.78%      6.18%
The Dime Savings Bank of New York, FSB:
   Tangible and core                                     6.04(3)     5.80       5.83         5.86        5.93       6.04(3)    5.93
   Tier 1 risk-based                                     8.96(3)     8.66       8.54         8.66        8.71       8.96(3)    8.71
   Total risk-based                                     10.51(3)    10.19      10.11        10.13       10.14      10.51(3)   10.14

OTHER PERIOD END DATA
Common shares outstanding (in thousands)              116,451     114,554    116,851      109,635     109,299    116,451    109,299
Diluted book value per common share                   $ 15.74     $ 15.00    $ 14.76      $ 14.68     $ 14.27    $ 15.74    $ 14.27
Diluted tangible book value per common share            11.53       10.65      10.42        10.47        9.49      11.53       9.49
Loans serviced for others (in millions)                49,165      45,006     44,143       42,555      41,124     49,165     41,124

(1) Special charges include amounts reported in the Consolidated Statements of Operations under the captions "Restructuring and other special charges" and, for the quarter ended September 30, 2000, "Loss upon designation for sale of mortgage-backed securities."

(2)  Cash earnings exclude amortization of goodwill, net of taxes.

(3)  Preliminary.

NM = Not meaningful.

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED                                   SIX MONTHS ENDED
                                                  ---------------------------------------------------------- -----------------------
                                                  JUNE 30,    MARCH 31,    DEC. 31,    SEPT. 30,    JUNE 30,    JUNE 30,   JUNE 30,
                                                   2001        2001         2000         2000        2000        2001         2000
                                                  --------    ---------    --------    ---------    --------    --------   --------
INTEREST INCOME
Loans held for sale                               $86,749     $60,867      $50,865     $46,956      $36,639    $147,616      $63,596
Residential real estate loans receivable          136,736     143,578      146,567     146,220      147,091     280,314      292,596
Commercial real estate loans receivable            74,377      79,357       86,239      82,569       75,764     153,734      144,925
Consumer loans receivable                          56,308      62,214       64,876      61,147       56,696     118,522      109,755
Business loans receivable                          20,423      24,216       26,292      25,540       24,012      44,639       46,874
Securities available for sale                      40,954      48,224       60,425      73,156       70,750      89,178      138,452
Other interest-earning assets                       9,200       9,016        8,796       8,595        8,438      18,216       17,199
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Total interest income                       424,747     427,472      444,060     444,183      419,390     852,219      813,397
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
INTEREST EXPENSE
Deposits                                          127,169     135,048      139,581     137,729      132,286     262,217      262,762
Borrowed funds                                    121,372     134,057      148,720     149,684      130,955     255,429      239,818
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Total interest expense                      248,541     269,105      288,301     287,413      263,241     517,646      502,580
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Net interest income                         176,206     158,367      155,759     156,770      156,149     334,573      310,817
Provision for loan losses                          11,000      17,000        7,000       7,000        7,000      28,000       14,000
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Net interest income after provision
         for loan losses                          165,206     141,367      148,759     149,770      149,149     306,573      296,817
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
NON-INTEREST INCOME
Loan servicing and production fees                 88,657      82,168       75,269      73,227       71,265     170,825      138,109
Banking service fees                               16,904      15,854       16,285      16,709       16,418      32,758       31,939
Securities and insurance brokerage fees             9,936      10,707        8,815      10,167       11,314      20,643       21,847
Loss upon designation for sale of
   mortgage-backed securities                          --          --           --     (87,441)          --          --           --
Net gains on sales and related activities          73,158     100,478       44,679      35,998       30,519     173,636       67,158
Other                                               3,280       3,804        3,957       3,797        3,891       7,084        7,535
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Total non-interest income                   191,935     213,011      149,005      52,457      133,407     404,946      266,588
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
NON-INTEREST EXPENSE
   General and administrative expense:
   Compensation and employee benefits              88,989      81,139       75,129      77,237       75,831     170,128      151,448
   Occupancy and equipment                         25,106      27,681       27,723      27,960       27,612      52,787       55,726
   Other                                           36,389      34,076       37,137      36,772       35,643      70,465       73,196
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Total general and administrative expense    150,484     142,896      139,989     141,969      139,086     293,380      280,370
Amortization and valuation adjustments of
   mortgage servicing assets and related
   hedging activities                              62,154      62,646       38,343      32,631       31,009     124,800       60,241
Amortization of goodwill                            8,308       8,310        8,496       8,329        8,371      16,618       16,717
Restructuring and other special charges             2,101          --        1,512      43,537       54,255       2,101       54,255
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
      Total non-interest expense                  223,047     213,852      188,340     226,466      232,721     436,899      411,583
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
Income (loss) before income tax expense
   (benefit) and cumulative effect of
   a change in accounting principle               134,094     140,526      109,424     (24,239)      49,835     274,620      151,822
Income tax expense (benefit)                       46,263      48,481       37,948      (7,700)      15,392      94,744       52,106
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
Income (loss) before cumulative effect of a
   change in accounting principle                  87,831      92,045       71,476     (16,539)      34,443     179,876       99,716
Cumulative effect of a change in accounting
   principle, net of tax benefit                       --     (10,521)          --          --           --     (10,521)          --
                                                ---------   ---------    ---------   ---------    ---------   ---------    ---------
Net income (loss)                                 $87,831     $81,524      $71,476    $(16,539)     $34,443    $169,355      $99,716
                                                =========   =========    =========   =========    =========   =========    =========

                       DIME BANCORP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS - (CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED                                   SIX MONTHS ENDED
                                                  ---------------------------------------------------------- -----------------------
                                                  JUNE 30,    MARCH 31,    DEC. 31,    SEPT. 30,    JUNE 30,    JUNE 30,   JUNE 30,
                                                   2001        2001         2000         2000        2000        2001         2000
                                                  --------    ---------    --------    ---------    --------    --------   --------
Income (loss) applicable to common stockholders
 for basic earnings (loss) per common share:
      Income (loss) before cumulative effect
         of a change in accounting principle        $87,831     $92,045     $70,115    $(17,500)     $34,443    $179,876     $99,716
      Net income (loss)                              87,831      81,524      70,115     (17,500)      34,443     169,355      99,716
Income (loss) applicable to common stockholders
 for diluted earnings (loss) per common share:
      Income (loss) before cumulative effect
         of a change in accounting principle         87,831      92,045      71,476     (17,500)      34,443     179,876      99,716
      Net income (loss)                              87,831      81,524      71,476     (17,500)      34,443     169,355      99,716

PER COMMON SHARE
   Basic earnings (loss):
   Income (loss) before cumulative effect
      of a change in accounting principle             $0.77       $0.80       $0.65      $(0.16)       $0.31       $1.56       $0.90
  Net income (loss)                                    0.77        0.71        0.65       (0.16)        0.31        1.47        0.90

Diluted earnings (loss):
   Income (loss) before cumulative effect
      of a change in accounting principle              0.72        0.76        0.58       (0.16)        0.31        1.48        0.90
  Net income (loss)                                    0.72        0.67        0.58       (0.16)        0.31        1.39        0.90

Cash dividends declared                                0.12        0.10        0.10        0.08         0.08        0.22        0.14

AVERAGE COMMON SHARES OUTSTANDING
Basic                                               114,525     115,629     107,092     109,323      110,293     115,074     110,415
Diluted                                             122,221     121,393     123,649     109,323      111,439     121,809     111,334

                       DIME BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       JUNE 30,      MARCH 31,       DECEMBER 31,   SEPTEMBER 30,     JUNE 30,
                                                        2001            2001            2000            2000            2000
                                                    ------------    ------------    ------------    ------------    ------------
ASSETS
Cash and due from banks                                 $390,625        $414,918        $421,685        $325,721        $367,626
Money market investments                                  89,678          68,688          13,626          13,085          12,872
Securities available for sale                          2,194,005       2,331,806       2,851,043       3,341,773       3,900,016
Federal Home Loan Bank of New York stock                 393,021         364,345         346,770         328,732         328,732
Loans held for sale                                    4,858,396       4,747,676       2,804,767       2,363,552       2,165,150
Loans receivable, net:
   Residential real estate loans                       7,693,965       7,886,309       7,916,035       7,995,503       8,145,896
   Commercial real estate loans                        4,326,542       4,280,231       4,152,874       3,973,993       3,881,308
   Consumer loans                                      3,133,702       3,042,698       3,050,377       2,941,984       2,817,474
   Business loans                                      1,085,229       1,108,569       1,167,878       1,139,558       1,114,016
                                                    ------------    ------------    ------------    ------------    ------------
      Total loans receivable                          16,239,438      16,317,807      16,287,164      16,051,038      15,958,694
   Allowance for loan losses                            (150,337)       (147,210)       (144,362)       (146,655)       (143,432)
                                                    ------------    ------------    ------------    ------------    ------------
      Total loans receivable, net                     16,089,101      16,170,597      16,142,802      15,904,383      15,815,262
                                                    ------------    ------------    ------------    ------------    ------------
Premises and equipment, net                              186,079         186,589         187,746         188,125         202,940
Mortgage servicing assets, net                           924,802         852,703       1,021,861         980,228         946,489
Goodwill                                                 486,702         495,010         503,320         508,928         518,352
Other assets                                           1,434,893       1,417,709       1,394,208       1,277,815       1,001,337
                                                    ------------    ------------    ------------    ------------    ------------
Total assets                                         $27,047,302     $27,050,041     $25,687,828     $25,232,342     $25,258,776
                                                    ============    ============    ============    ============    ============

LIABILITIES
Deposits                                             $14,631,636     $14,593,669     $13,976,941     $13,903,058     $14,284,216
Federal funds purchased and securities sold under
   agreements to repurchase                            3,233,468       3,063,255       3,082,322       3,260,488       3,435,582
Other short-term borrowings                            4,779,902       4,831,562       4,545,199       4,640,463       4,215,379
Guaranteed preferred beneficial interests in Dime
   Bancorp, Inc.'s junior subordinated deferrable
   interest debentures                                   152,255         152,249         152,243         152,236         152,230
Other long-term debt                                   1,740,761       1,923,704       1,722,623       1,004,769       1,154,738
Other liabilities                                        676,663         767,509         483,661         485,158         456,408
                                                    ------------    ------------    ------------    ------------    ------------
      Total liabilities                               25,214,685      25,331,948      23,962,989      23,446,172      23,698,553
                                                    ------------    ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
Preferred stock                                               --              --              --         168,931              --
Common stock                                               1,203           1,203           1,203           1,203           1,203
Additional paid-in capital                             1,163,088       1,155,348       1,153,376       1,154,827       1,168,087
Warrants                                                  46,722          46,722          46,722          41,235              --
Retained earnings                                        762,141         703,640         643,838         723,572         750,748
Treasury stock, at cost                                 (114,674)       (161,788)        (87,225)       (253,420)       (259,564)
Accumulated other comprehensive loss                     (22,240)        (20,787)        (30,191)        (46,733)       (100,251)
Unearned compensation                                     (3,623)         (6,245)         (2,884)         (3,445)             --
                                                    ------------    ------------    ------------    ------------    ------------
      Total stockholders' equity                       1,832,617       1,718,093       1,724,839       1,786,170       1,560,223
                                                    ------------    ------------    ------------    ------------    ------------
Total liabilities and stockholders' equity           $27,047,302     $27,050,041     $25,687,828     $25,232,342     $25,258,776
                                                    ============    ============    ============    ============    ============


                       DIME BANCORP, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF AVERAGE FINANCIAL CONDITION
                            TAXABLE EQUIVALENT BASIS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                             THREE MONTHS ENDED
                                                 -------------------------------------------------------------------------------
                                                       JUNE 30, 2001               MARCH 31, 2001               JUNE 30, 2000
                                                 -------------------------   --------------------------   -------------------------
                                                                    AVERAGE                      AVERAGE                   AVERAGE
                                                   AVERAGE           YIELD/      AVERAGE          YIELD/        AVERAGE     YIELD/
                                                   BALANCE            COST       BALANCE           COST         BALANCE      COST
                                                 ------------       ---------  ------------      ---------   -----------   ---------
ASSETS
Interest-earning assets:
   Loans held for sale                             $4,745,754          7.33%   $3,177,268          7.74%      $1,775,859      8.28%
   Loans receivable:
      Residential real estate                       7,747,362          7.06     7,955,884          7.22        8,219,236      7.16
      Commercial real estate                        4,258,760          6.99     4,151,366          7.67        3,716,320      8.16
      Consumer                                      3,077,687          7.34     3,052,144          8.22        2,711,016      8.39
      Business                                      1,092,926          7.49     1,135,153          8.63        1,087,281      8.86
                                                   -----------                -----------                    -----------
            Total loans receivable                 16,176,735          7.12    16,294,547          7.62       15,733,853      7.73
                                                   -----------                -----------                    -----------
   Securities available for sale:
      Mortgage-backed securities                    1,973,551          6.86     2,209,094          7.27        3,467,037      7.17
      Other                                           402,997          7.26       455,237          7.55          467,485      8.07
                                                   -----------                -----------                    -----------
            Total securities available for sale     2,376,548          6.93     2,664,331          7.32        3,934,522      7.27
                                                   -----------                -----------                    -----------
   Other interest-earning assets                      558,509          6.60       496,416          7.34          490,233      6.91
                                                   -----------                -----------                    -----------
            Total interest-earning assets          23,857,546          7.13    22,632,562          7.59       21,934,467      7.67
                                                   -----------                -----------                    -----------
Other assets                                        3,098,737                   2,941,275                      2,507,865
                                                   -----------                -----------                    -----------
Total assets                                      $26,956,283                 $25,573,837                    $24,442,332
                                                  ===========                 ===========                    ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Deposits:
      Core:
         Demand                                    $2,795,912          0.35    $2,438,919          0.35       $2,161,225      0.36
         Savings                                    2,272,274          2.15     2,233,474          2.16        2,352,232      2.14
         Money market                               3,184,387          3.44     3,236,423          4.21        3,235,486      4.09
                                                   ----------                 -----------                    -----------
            Total core                              8,252,573          2.04     7,908,816          2.44        7,748,943      2.46
                                                   ----------                 -----------                    -----------
      Time                                          6,348,428          5.39     6,253,312          5.67        6,509,594      5.25
                                                   -----------                -----------                    -----------
            Total deposits                         14,601,001          3.49    14,162,128          3.87       14,258,537      3.73
                                                   -----------                -----------                    -----------
   Borrowed funds:
      Federal funds purchased and securities
         sold under agreements to repurchase        3,466,341          4.44     3,247,117          5.75        3,380,967      6.34
      Other short-term borrowings                   4,517,919          4.47     3,682,721          5.70        3,509,052      6.12
      Long-term debt                                1,925,449          6.80     2,109,453          6.94        1,307,394      6.86
                                                   -----------                -----------                    -----------
            Total borrowed funds                    9,909,709          4.91     9,039,291          6.00        8,197,413      6.33
                                                   -----------                -----------                    -----------
            Total interest-bearing liabilities     24,510,710          4.06    23,201,419          4.70       22,455,950      4.68
                                                   -----------                -----------                    -----------
Other liabilities                                     688,624                     641,433                        431,520
Stockholders' equity                                1,756,949                   1,730,985                      1,554,862
                                                   -----------                -----------                    -----------
Total liabilities and stockholders' equity        $26,956,283                 $25,573,837                    $24,442,332
                                                  ===========                 ===========                    ===========

Interest rate spread                                                   3.07                        2.89                       2.99
Net interest margin                                                    2.95                        2.78                       2.88